SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2011

Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin Inc.

(Exact Name of Registrant as Specified in its Charter)

WI

(State or Other Jurisdiction of Incorporation)

001-34955	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin 57303

(Address of Principal Executive Office) (Zip Code)

800-252-6246

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2011, the Board of Directors of Anchor BanCorp Wisconsin, Inc. (“Corporation”) announced the appointment of Messrs. Duane Morse (“Morse”) and Leonard Rush (“Rush”) to the Board of Directors of the Corporation effective September 28, 2011, at the direction of the United States Department of the Treasury (“Treasury”). Treasury is the sole stockholder of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) and as such has the right under certain circumstances to appoint two directors to the Board of Directors. Treasury presently has that right and has informed the Corporation that it has selected Morse and Rush to serve as its designated directors. The Corporation has reviewed the qualifications of Morse and Rush and determined that their appointment is consistent with the best interests of the Corporation and its stockholders.

Appointment of Mr. Morse to the Board of Directors

Morse most recently served in the positions of Chief Risk and Compliance Officer and Chief Counsel for the United States Treasury’s Office of Financial Stability from November 2008 to November 2009. Also, Morse served as an independent director for Tower Records from 2007 to 2009. Morse started at Wilmer, Cutler & Pickering (now WilmerHale) in 1980, where he represented debtors and creditors committees in complex debt restructurings and bankruptcies, and negotiated and participated in a wide variety of mergers, acquisitions, other corporate transactions, and served as Chair of its Bankruptcy and Commercial practice areas. Morse is a graduate of Northwestern University (B.A. 1972) and the University of Michigan (J.D. 1979).

Appointment of Mr. Rush to the Board of Directors

Rush previously served as the Chief Financial Officer of Robert W. Baird & Co. and Baird Financial Corporation and as Treasurer of Baird Large cap Fund, Baird Funds, Inc.—Baird Midcap Fund and Baird Funds, Inc.—Baird MidCap Fund, having retired March 31, 2011. Prior to joining Baird in 2000, Rush spent nine years at Fidelity Investments, where he was Chief Financial Officer of its four broker dealers, Vice President/Head of Compliance and Assistant Treasurer for the Funds. Prior to Fidelity, he was a Vice President at Credit Suisse First Boston, a Manager of Goldman, Sachs & Co., and a Senior Manager of Deloitte & Touche. Rush holds a BBA from the University of Wisconsin-Madison, with a focus in Accounting, and received his MBA from New York University. He is also a Certified Public Accountant.

Morse and Rush will receive compensation for their services as directors consistent with that of the Corporation’s other non-employee directors, including board and committee fees, chairperson fees, and the eligibility to receive stock-based awards and other compensation as may be paid to the Corporation’s directors from time to time. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Corporation or the Bank was or is to be a participant and in which Morse or Rush have or had a direct or indirect material interest.

For more information on these events, please refer to the press release furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d) Exhibit:

99.1	Anchor BanCorp Wisconsin Inc. Press Release dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.

Date: September 30, 2011	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary and General Counsel